EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AND SECURITY AGREEMENT, dated

as of April 24, 2026 (this “Amendment”), among DIAMETER CREDIT COMPANY HOLDINGS LLC, a Delaware limited liability company, as borrower (the “Borrower”), DIAMETER CREDIT COMPANY, a Delaware limited liability company, as equityholder (in such capacity, the “Equityholder”) and as collateral manager (in such capacity, the “Collateral Manager”), CITIBANK, N.A., as administrative agent (the “Administrative Agent”), each of the Lenders party hereto, CITIBANK, N.A. (acting through its Agency & Trust division), as collateral agent (in such capacity, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”) and SIEPE, LLC, as the collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, the Custodian and the Collateral Administrator are party to the Credit and Security Agreement, dated as of January 10, 2024 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 12.01 of the Credit Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendment to the Credit Agreement

SECTION 2.1. As of the date of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

SECTION 2.2. As of the date of this Amendment, the Schedules and Exhibits to the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-

underlined text) as set forth on the pages of the Schedules and Exhibits to the Credit Agreement attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date in which case such representation or warranty was true and correct in all material respects as of such specific date), except for any such representations and warranties that are qualified by materiality which shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This amendment shall become effective upon satisfaction of the following conditions:

(a)
the execution and delivery of this Amendment by the parties hereto;
(b)
the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;
(c)
the Administrative Agent’s receipt of the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and
(d)
the payment by the Borrower in immediately available funds of all fees required to be paid on the date hereof and the reasonable and documented fees, disbursements and other charges of outside counsel to be received on the date hereof in accordance with Section 12.04 of the Credit Agreement.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the parties hereto) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction. Each of the Borrower, the Equityholder, the Collateral Manager and the Administrative Agent hereby consents to and directs the Collateral Agent, the Custodian and the Collateral Administrator to execute this Amendment and acknowledges and agrees that the Collateral Agent, the Custodian and the Collateral Administrator shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Custodian and the Collateral Administrator and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Credit Agreement or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DIAMETER CREDIT COMPANY HOLDINGS LLC,

as Borrower

By: DIAMETER CREDIT COMPANY, its sole

managing member

By: /s/ Matthew Gilmartin

Name: Matthew Gilmartin

Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement]

DIAMETER CREDIT COMPANY, as

Collateral Manager

By: /s/ Matthew Gilmartin

Name: Matthew Gilmartin

Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement]

DIAMETER CREDIT COMPANY, as

Equityholder

By: /s/ Matthew Gilmartin

Name: Matthew Gilmartin

Title: Chief Financial Officer

[Signature Page to Amendment No. 5 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender

By: /s/ V. Nocerino

Name: V. Nocerino

Title: Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

CITIBANK, N.A. (acting through its Agency & Trust division), as Custodian and as Collateral Agent

By: /s/ Ecliff Jackman

Name: Ecliff Jackman

Title: Vice President

[Signature Page to Amendment No. 5 to Credit Agreement]

SIEPE, LLC, as Collateral Administrator

By: /s/ Mark Schiltis

Name: Mark Schultis

Title: President

[Signature Page to Amendment No. 5 to Credit Agreement]

APPENDIX A

EXECUTION VERSION CONFORMED THROUGH ~~FOURTH~~FIFTH AMENDMENT DATED ~~DEECEMBER~~

~~12~~APRIL 24, ~~2025~~2026

CREDIT AND SECURITY AGREEMENT

Dated as of January 10, 2024 among

DIAMETER CREDIT COMPANY HOLDINGS LLC, as Borrower,

DIAMETER CREDIT COMPANY,

as Equityholder,

DIAMETER CREDIT COMPANY,

as Collateral Manager,

THE LENDERS FROM TIME TO TIME PARTIES HERETO, CITIBANK, N.A.,

as Administrative Agent,

CITIBANK, N.A. (acting through its Agency & Trust division), as Custodian and as Collateral Agent and SIEPE, LLC,

as Collateral Administrator

“Collection Period” means, with respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from but excluding the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Asset constituting Collateral, including all principal, interest, fees, distributions, recoveries and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Assets and all Proceeds from any sale or disposition of any such Collateral Assets, but excluding (a) any amounts received by the Borrower from an Obligor or any other party obligated to make payments in respect of such Collateral Asset following the sale of a Collateral Asset by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Asset so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale, (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Asset and (c) any Excluded Amounts.

“Commitment” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section

2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.06, increased pursuant to Section 2.22 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 12.06(a).

“Commitment Fee” has the meaning assigned to such term in the Lender Fee Letter.

"Commitment Reduction” has the meaning assigned to such term in Section

2.06(a)(ii).

“Commitment Termination Date” means the last day of the Reinvestment

Period;provided that, if the Commitment Termination Date would otherwise not be a Business Day, thenthe Commitment Termination Date shall be the immediately succeeding Business Day.

“Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof; provided that, in no event shall the term “Competitor” include any commercial bank, investment bank or insurance company (including any investment account or fund managed by such insurance company’s adviser).

“Concentration Denominator” means (a) ~~during the Ramp-Up Period (I) with respect to clauses (e), (f), (g)(B), (h), (i), (j), (n), (o), (p), (r), or (s) of the definition of~~

~~“Concentration Limitations”, the APOB as of such date and (II) otherwise~~prior to July 24, 2026,

$750,000,000 ~~or~~and (b) ~~after the last day of the Ramp-Up Period~~thereafter, the APOB as of such date, in each case in accordance with the procedures set forth in Section 1.04; provided that, for purposes of calculating the Concentration Denominator, the Principal Balance of any Collateral Asset denominated in an Eligible Currency other than Dollars shall be calculated using the Applicable Conversion Rate as of the applicable Acquisition Date unless such Applicable Conversion Rate as of the applicable Acquisition Date varies by more than 2% from the then-current Applicable Conversion Rate, in which case, the then-current Applicable Conversion Rate shall be used.

“Concentration Limitations” means, as of any date of determination, the following limitations measured by Principal Balance and calculated as a percentage of the Concentration Denominator (unless provided otherwise below):

(a)
not more than 5.0% consists of Collateral Assets of any one (1) Obligor (and Affiliates thereof); provided that, Collateral Assets to the largest three Obligors (and Affiliates thereof), may each constitute up to 7.5%;
(b)
not more than 15.0% consists of Collateral Assets with Obligors in any one GICS Industry Classification; provided that (x) Collateral Assets with Obligors in the largest GICS Industry Classification may constitute up to 25.0% and (y) Collateral Assets with Obligors in the second-largest GICS Industry Classification may constitute up to 20.00%;
(c)
not more than 10.0% consists of MRR Loans;
(d)
not more than 10.0% consists of Collateral Assets denominated in a currency other than Dollars;
(e)
not more than 15.0% consists of Revolving Collateral Assets and Delayed Drawdown Collateral Assets;
(f)
not more than 5.0% consists of Collateral Assets that provide for payment of interest in cash less frequently than quarterly;
(g)
(A) not more than 50.0% consists of Collateral Assets (excluding MRR Loans) with respect to which the Obligor has EBITDA as of the Relevant Test Period most recently ended prior to such date of determination of less than $40,000,000; and (B) not more than 15.0% consists of Collateral Assets (excluding MRR Loans) with respect to which the Obligor has both (i) EBITDA as of the Relevant Test Period most recently ended prior to such date of determination of less than $40,000,000 and (ii) a Total Net Leverage Ratio greater than 6.50 to 1.00;
(h)
the Aggregate Principal Balance of Collateral Assets (excluding MRR Loans) with respect to which the Obligor has EBITDA as of the Relevant Test Period most recently ended prior to such date of determination of less than $20,000,000 does not exceed the greater of (i)$30,000,000 or (ii) 10.0% of the Aggregate Principal Balance;

represented by such Collateral Asset or (v) any amount deposited into a Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower in accordance with this Agreement, in each case to the extent such amount is attributable to a time after the effectiveness of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment or an Advance pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Commitment or Advance or (ii) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c)
Taxes attributable to such Secured Party’s failure to comply with Section 12.03(f), and (d) Taxes imposed by FATCA.

“Exercise Notice” has the meaning assigned to such term in Section 6.04(e). “Facility Amount” means~~, as of the Fourth Amendment Effective Date,~~

~~$650,000,000~~ $500,000,000 (as such amount may be reduced from time to time pursuant to

Section 2.06, increased pursuant to Section 2.22 or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent); provided further, that following the Commitment Termination Date, the Facility Amount will equal the Advances Outstanding as of the applicable date of determination.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Sale Agreement, the Administrative Agent Fee Letter, the Lender Fee Letter, the Collateral Administration and Agency Fee Letter and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower in favor of the Collateral Agent, the Administrative Agent or any Lender from time to time pursuant to this Agreement.

“Facility Increase” has the meaning specified in Section 2.22.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rule, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum and including the Closing Date to and including the earliest of (a) ~~the date that is three (3) years after the Closing Date~~January 10, 2029 (unless extended with the consent of the Administrative Agent and each Lender); and (b) the Final Maturity Date (other than clause (ii) of the definition of Final Maturity Date).

“Related Documents” means, with respect to any Collateral Asset, the Underlying Loan Agreement, any Underlying Note, and all other agreements or documents evidencing, securing, governing or giving rise to such Collateral Asset.

“Related Property” means, with respect to a Collateral Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Asset.

“Related Security” means, with respect to each Collateral Asset:

(a)
any Related Property securing a Collateral Asset and all recoveries related thereto, all payments paid to the Borrower in respect thereof and all monies due, to become due and paid to the Borrower in respect thereof accruing after the applicable Acquisition Date and all related liquidation proceeds;
(b)
all Liens, guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
(c)
all Collections with respect to such Collateral Asset and any of the foregoing;
(d)
any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);
(e)
all records and Related Documents with respect to such Collateral Asset and any of the foregoing; and
(f)
all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. and (b) with respect to a Benchmark Replacement in respect of any other currency, (1) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either

(A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or

(2) any working group or committee officially endorsed or convened by (A) the central bank for the 8.08(a).

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations.

“Subsidiary” means any Person with respect to which the Borrower or the Equityholder, as the case may be, owns, directly or indirectly, more than 50% of the Equity Securities of such Person; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Asset shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substitute Loan” has the meaning assigned to such term in Section 10.03. “Successor Collateral Manager” has the meaning assigned to such term in Section

14.08(a).

“Supported QFC” has the meaning assigned to such term in Section 12.19.

“Target Facility Amount” means $~~800,000,000~~600,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto

“Term SOFR” means, for any calculation with respect to an Advance (other than an Advance bearing interest at the Base Rate), the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S.Government Securities Business Days prior to (a) with respect to the Interest Accrual Period in which the applicable Borrowing Date occurs, such Borrowing Date, and (b) for each subsequent Interest Accrual Period, the commencement of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator solong as such first preceding U.S. Government Securities Business Day is not more than three (3)U.S. Government Securities Business Days prior to such Periodic Term SOFR DeterminationDay; provided, further, that if Term SOFR determined as provided above (including pursuant tothe proviso above) shall ever be less than zero percent, then Term SOFR shall be deemed to bezero percent for all purposes of this Agreement and the other Facility Documents

“Term SOFR Administrator” means CME Group Benchmark Administration

APPENDIX B

Conformed to ~~Fourth~~Fifth Amendment to CSA

SCHEDULE 1

Commitments and Percentages

Lender	Commitment	Percentage
Citibank, N.A.	$~~650,000,000~~500,000,000	100%
Total	$~~650,000,000~~ 500,000,000	100%

Sch. 1-1

SCHEDULE 7

Authorized Persons

Borrower

Joseph Carvalho

Ben Pasternack

Michael Cohn

~~Vishal Sheth~~

Alexander Albert

Matthew Gilmartin

Dylan Cutinha

Collateral Manager

Joseph Carvalho

Ben Pasternack

Michael Cohn

~~Vishal Sheth~~

Matthew Gilmartin

Dylan Cutinha

Administrative Agent

Vincent Nocerino

Mitali Sohoni

Wayne Gee

Andrea Vaswani

Sch. 7-1